Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Pentair, Inc., a Minnesota corporation, hereby constitute and appoint John L. Stauch and Louis L. Ainsworth, or either of them, his/her attorney-in-fact and agent, with full power of substitution, for the purpose of signing on his/her behalf as a director of Pentair, Inc. the Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date: February 23, 2010

Signature	Title

/s/ Leslie Abi-Karam Leslie Abi-Karam	Director

/s/ Glynis A. Bryan Glynis A. Bryan	Director

/s/ Jerry W. Burris Jerry W. Burris	Director

/s/ T. Michael Glenn T. Michael Glenn	Director

/s/ Charles A. Haggerty Charles A. Haggerty	Director

/s/ David H. Y. Ho David H. Y. Ho	Director

/s/ David A. Jones David A. Jones	Director

/s/ Ronald L. Merriman Ronald L. Merriman	Director

/s/ William T. Monahan William T. Monahan	Director